SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

FIRSTCITY FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NEWS RELEASE

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Supplements Proxy Statement in connection with

Annual Stockholders Meeting by Amending 2010 Stock Option and Award Plan

Waco, Texas, November 5, 2009……FirstCity Financial Corporation (the “Company”) today announced that it has supplemented its proxy statement in connection with its 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to amend its 2010 Stock Option and Award Plan (the “Plan”) for which the Company is requesting stockholder approval.  The Annual Meeting will be held on November 13, 2009, at 9:00 a.m. local time at the Company’s principal executive offices located at 6400 Imperial Drive, Waco, Texas 76712.

The Plan provides for unvested awards granted under the Plan to accelerate immediately upon the occurrence of a “Change in Control.”  Prior to its amendment, the Plan provided that, among other events, a Change in Control occurs upon approval by the Company’s stockholders of a major corporate transaction, including a reorganization, merger, liquidation of the Company, sale of all or substantially all of the Company’s assets or similar corporate transaction (a “Corporate Transaction”).  The Company amended the Plan to provide that a Change in Control occurs upon the consummation of a Corporate Transaction, as opposed to upon stockholder approval.

Separately, the Company supplemented its proxy statement in connection with the Annual Meeting to clarify the effect of broker non-votes on the vote to approve the Plan outlined in Proposal 2 in the proxy statement.  A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  The supplement to the proxy statement is intended to clarify that, under Delaware law, broker non-votes are not counted in shares entitled to vote on the Plan and, consequently, will have no effect on the vote count regarding approval of the Plan.

Although the Annual Meeting is only a few days away, any stockholders that have not voted “FOR” the Plan and “FOR” the Company’s other proposals still have time to vote, or to revoke a previously-executed proxy, by following the procedures described below.

The Company urges all of its stockholders to vote “FOR” all of its proposals.

HOW TO VOTE BEFORE THE MEETING ON NOVEMBER 13, 2009:

If your shares are registered in your own name, please sign, date and mail the proxy card in the self-addressed, postage-paid envelope previously provided.  If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you must provide instructions to that entity so that your votes will be cast.  Please sign, date and mail the vote instruction form previously provided by your bank, broker or other nominee and return it using the self-addressed, postage-paid envelope provided.

You may also cast your vote by telephone.  Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call, and use the Company Number and Account Number shown on your proxy card. You may enter your voting instructions by telephone up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

If your shares are registered in your own name, you may also vote your shares in person by attending the Annual Meeting.

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If you have any questions or need assistance in voting your shares, please contact Suzy Taylor by telephone (866-652-1810) or email at suzy.taylor@fcfc.com.

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.